Exhibit 10.1

DOMAIN NAME PURCHASE AGREEMENT

This DOMAIN NAME PURCHASE AGREEMENT (“Agreement”), dated as of June 15, 2007 (the “Effective Date”), is entered into by and between Tucows.com Co, a Nova Scotia corporation, Tucows Domain Holdings Co., a Nova Scotia corporation, and Mailbank Nova Scotia Co., a Nova Scotia corporation, each having its principal address at 96 Mowat Avenue, Toronto, ON, M6K 3M1, Canada, and their respective affiliates (collectively the “Seller”), and Internet REIT, Inc., a Delaware corporation having an office and place of business at 1233 West Loop South, Ste 1400, Houston, TX 77027 (“Buyer”).

WHEREAS, Seller owns the domain names set forth on Exhibit A (the “Domain Names”); and

WHEREAS, Buyer wishes to purchase the Domain Names and all related rights thereto;

THEREFORE, the parties agree as follows:

SECTION 1.                 SALE OF DOMAIN NAMES

1.1           Transfer of Domain Names, Websites and Related Rights. The Seller hereby sells, assigns and transfers to Buyer all rights, title and interests in and to (a) the Domain Names; and (b) all Intellectual Property, and the goodwill associated therewith, in the Domain Names in any form, language, style or manner, subject to the terms of this Agreement.  For the purpose of this Agreement, “Intellectual Property” means all inventions, discoveries, trademarks, patents, trade names, copyrights, moral rights, know-how, intellectual property, reports and other confidential information, licenses, developments, and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of, and extensions, divisions, renewals and reissuances of, any of the foregoing, and the rights therein.

1.2           Closing Process.  Immediately upon the Effective Date, Seller will transfer the Domain Names into Buyer’s reseller account at the Seller’s registrar located at resellers.tucows.com, and lock the Domain Names to prevent further transfer.  Buyer will thereafter wire the Upfront Payment (as defined below) amount to Seller.  Upon confirmation of wire receipt by Seller, Seller will unlock the Domain Names and fully cooperate with any transfer requests made by Buyer or by any registrar appointed by Buyer to act on its behalf.

1.3           Cooperation.  Each Party will execute in a timely manner such documents and take all appropriate and reasonable actions as the other may request necessary to transfer of the Domain Names to Buyer and to enable Buyer to obtain and enforce proper protection of the Domain Names in all jurisdictions throughout the world, including without limitation the execution and delivery of a name change registration agreement or other electronic forms required by the proper domain name registrar(s).  Upon the execution of this Agreement, the parties will promptly initiate such transfer efforts with the proper domain name registrar(s).  Each Party will cooperate fully with the other to effectuate the transfer of the Domain Names and will fully perform all of its covenants contained in this Agreement.  Each Party will fully cooperate with the other during any audit or other accounting under this Agreement.

1.4           Payment.  In consideration for the sale of the Domain Names and the Intellectual Property, Buyer hereby agrees to pay to the Seller the following amounts : (a) on the date of this Agreement and, subject to compliance of Seller’s obligations set forth in Section 1 hereto, Three Million Dollars (US $3,000,000.00) (the “Upfront Payment”) plus (b) the amount which results in the Holdback Payment (as defined and calculated in Exhibit B herein), which shall be payable on the date which is 368 days from the Effective Date of this Agreement.  The Upfront Payment plus the Holdback Payment shall mean, together, the Purchase Price.

SECTION 2.                 CONFIDENTIALITY

2.1           Confidentiality.  Buyer and Seller each agree to maintain the confidentiality of all Confidential Information of the other party (the “Protected Party”).  Neither party shall disclose any of such Confidential Information of the Protected Party except (i) on a “need to know” basis to such of its employees, agents, or advisors who have a legitimate business purpose in connection with the subject matter of this Agreement, or (ii) as and to the extent reasonably required to be disclosed by applicable law, regulation judicial process (but only (x) after providing the Protected Party reasonable advance written notice of such potential disclosure, (y) pursuant to a protective order or similar confidentiality arrangement that protects Protected Party’s interests in the Confidential Information, and (z) subject to cooperation with the Protected Party to obtain such protective order or similar confidential treatment).  For purposes of this Agreement, “Confidential Information” means all non-public information of any kind, regardless of the form or medium, that is obtained from, through, or delivered by or on behalf of the Protected Party or its Related Parties relating to (A) the terms of this Agreement, or (B) the business of the Protected Party or its Related Parties.  All Confidential Information concerning a Protected Party shall be the property of such Protected Party, and the receiving party shall have no right, title, or interest in such Confidential Information or any intellectual property or similar rights relating thereto.  Seller shall not under any circumstances use, or disclose to third parties, any personally identifiable information or data of any other individual or entity that is included within or derived from Confidential Information.  Notwithstanding the foregoing, Confidential Information shall not include information that is shown by clear and convincing evidence to be publicly available without breach of the receiving party’s obligations under this Agreement.

SECTION 3.                 REPRESENTATIONS AND WARRANTIES

3.1           Representations, Warranties and Covenants of Seller.  Seller, jointly and severally, represents, warrants and covenants to Buyer the following:

(a)           Seller is a corporation duly organized, validly existing, and in good standing under the laws of Nova Scotia.

(b)           Seller has all necessary corporate power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary action required to be taken to authorize Seller to execute and deliver this Agreement and to perform all of its obligations, undertakings, and agreements to be observed and performed under this Agreement.  This Agreement has been duly executed and delivered by Seller and is a valid and binding agreement of Seller.  The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby will not, breach, violate, or otherwise conflict with any provision of Seller’s governing documents or any agreement, law, regulation, order, or judgment to which Seller is a party or by which Seller, or any of Domain Names or Intellectual Property, is bound.

(c)           Except as expressly set forth on Schedule 1, Seller is the sole and exclusive registrant and owner of the entire right, title, and interest in the Domain Names and the Intellectual Property.  Seller has not sold, assigned, licensed, sublicensed, pledged, escrowed, or granted the use of any Domain Name or Intellectual Property to any person or entity other than Buyer, or entered into any agreement to do any of the foregoing. Each of the Domain Names and Intellectual Property are free of any liens, security interests, or other encumbrances, or restrictions. Seller shall deliver to Buyer clear and marketable title to the Domain names and Intellectual Property. Neither this Agreement nor any of the transactions contemplated herein shall cause Buyer or any of its subsidiaries or affiliates to assume or remain liable in respect of any indebtedness of the Seller or any other obligation of the Seller.

(d)           To the best of Seller’s knowledge, the registration and use of the Domain Names and the Intellectual Property, (i) are in compliance with all laws and regulations of the jurisdictions in which Seller conducts business, (ii) do not violate any procedures or policies of, and were registered without fraud on or misrepresentation to, (a) the Internet Corporation for Assigned Names and Numbers, or (b) any applicable domain name registry or registrar, and (iii) do not infringe, misappropriate, or otherwise violate any Person’s intellectual property rights, and there has been no such claim asserted or threatened against the Seller except as set forth in Schedule 2. All domain name registration fees due for domain names scheduled to expire on or before the Effective Date have been paid.

(e)           The Seller will not directly or indirectly oppose any existing or future applications or registrations of Buyer for the Domain Names, or attempt to cancel or oppose any existing or future application or registration of Buyer for the Domain Names.

(f)            Buyer is placing considerable value on the Internet traffic and users associated with the Domain Names.  Seller represents that it is not engaging in “click fraud” or activities of any kind to artificially inflate the apparent amount or value of the traffic or revenue statistics of any Domain Name, including but not limited to (i) purchasing traffic and directing it to any Domain Name, (ii) utilizing or engaging “bots” to automatically visit any of the Domain names, or (iii) employing, engaging, or contracting with any person or entity to manually visit any of the Domain Names.

(g)           Seller does not own or control any other domain names or websites or banners that are driving Internet visitors or traffic in any way (including but not limited to by linking, pointing, redirecting) to any of the Domain Names, other than those listed on Schedule 3..

(h)           Except as described on Schedule 4, Seller has not engaged in any other activities intended to or having the effect of automating, incentivizing, or increasing the amount or value of the traffic or revenue associated with any of the Domain Names, including but not limited to (i) key word submissions with any search engine, (ii) search engine optimization, (iii) any other incentives paid or promised to any search program, or (iv) any advertising in any medium, including pop-up or pop-under advertising. With respect to any activities required to be described on Schedule 4, Schedule 4 shall also include the period of such activity and the revenue paid or received in connection with such activity.

3.2           Representations and Warranties of Buyer.  Buyer represents and warrants to Seller the following:

(a)           Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)           Buyer has all necessary power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary action required to be taken to authorize Buyer to execute and deliver this Agreement and to perform all of its obligations, undertakings, and agreements to be observed and performed under this Agreement.  This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer.  The execution and delivery of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate any provision of Buyer’s governing documents or violate or result in a violation of any provisions of any agreement, law, regulation, order, or judgment to which Buyer is a party or by which Buyer is bound.

(c)           Buyer will assume the obligation for all domain name registration fees for Domains Names scheduled to expire after the Effective Date.

SECTION 4.                 INDEMNIFICATIONS & MISCELLANEOUS

4.1           Indemnity.  Each party will defend, reimburse, indemnify, and hold the other party, and the other party’s affiliates, partners, directors, officers, employees, representatives, licensees, and customers (“Related Parties”), harmless from any and all losses, liabilities, damages, settlements, judgments, interest, penalties, and claims and all related costs and expenses, including reasonable legal fees and disbursements and reasonable costs of investigation, litigation, and settlement, arising from any breach by such party of its covenants, representations, or warranties under this Agreement or from any third party claim based on any act or omission of such party.  If a Person is seeking indemnification from a party pursuant to this Section 4.1, such Person shall promptly notify the indemnifying party of a claim or action for which indemnity is claimed, allow the indemnifying party to control the defense or settlement of the claim or action, and reasonably cooperate with the indemnifying party, at the indemnifying party’s expense, with respect thereto; provided that the indemnified party may be represented by counsel of its choice at its own expense; and provided further that without the indemnified party’s prior written consent (such consent not to be unreasonably withheld), the indemnifying party shall not enter into, and the indemnified party shall not be bound by, any such settlement.

4.2           Governing Law, Jury Waiver, Consent to Jurisdiction.  This Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed wholly in the State of Delaware (excluding any such law which may direct the application of the laws of any other jurisdiction), except that any questions governed by the trademark, domain name, copyright, or patent statutes of the United States of America shall be governed by the applicable federal statutes.  EACH OF

THE PARTIES HERETO UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND/ OR THE RELATIONSHIP BETWEEN THE PARTIES.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  The parties agree that any such action or proceeding shall be litigated in state or federal courts located in Wilmington, Delaware and the parties further consent to the jurisdiction of any such court.

4.3           Disclaimer of Consequential Damages.  EXCEPT IN THE EVENT OF A BAD FAITH MATERIAL BREACH OF THIS AGREEMENT BY THE OTHER PARTY, EACH PARTY HERETO SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF OR RELATING TO THIS AGREEMENT (OR BREACH); PROVIDED THAT AMOUNTS FOR WHICH A PERSON IS ENTITLED TO INDEMNIFICATION UNDER SECTION 5 SHALL BE DEEMED DIRECT AND ACTUAL DAMAGES.

4.4           No Partnership or Agency.  Buyer and Seller are independent contractors, and neither party is, nor represents itself to be, the joint venturer, franchiser, franchisee, partner, broker, employee, servant, agent, or representative of the other party for any purpose.  Neither party shall have the authority to make any representations or incur any obligations on behalf of the other party.

4.5           Entire Agreement.  This Agreement is the complete agreement between the parties with respect to the subject matter hereof, and replaces and supersedes all prior oral and written communications and negotiations in connection therewith.  This Agreement is the result of arm’s length negotiations between the parties and shall be construed to have been drafted by both parties such that any ambiguities in this Agreement shall not be construed against either party.

4.6           Amendment; Waiver.  This Agreement may be modified, changed, or amended only in a writing signed by both parties.  The delay or failure of either party to exercise any right provided herein shall in no way affect its rights at a later time to enforce that right or any other rights under this Agreement.  No waiver shall be effective unless in writing signed by the waiving party.

4.7           Headings; Severability.  The headings and titles used in this Agreement are for convenience only, and shall not expand or otherwise affect any of its terms.  If any provision of this Agreement is declared invalid under applicable law, it shall be deemed adjusted to conform to the legal requirements, or if no adjustment can be made, the provision shall be deleted, unless such adjustment or deletion materially frustrates the purpose of the parties in entering this Agreement.

4.8           Notices.  All notices required to be given hereunder shall be in writing.  All notices hereunder of a breach, termination, indemnity claim, Exercise Notice, regarding an approval or consent, or any other notice of any event or development material to this Agreement shall be delivered to the other designated party at the above-stated address (and in the case of Buyer, to the attention of its “General Partner”) (i) personally, (ii) by certified or registered mail, return receipt requested, or (iii) by a recognized national overnight courier service, and the date of service of notice shall be: (i) the date such notice is personally delivered; (ii) three (3) business days after the date of mailing, if sent by registered or certified mail; or (iii) the next business day after delivery to a reputable overnight courier.  Either party may change the address to which notice or payment is to be sent by written notice to the other in accordance with the provisions of this Section.

4.9           Expenses. Except as specifically provided in this Agreement, each party shall bear all of its own expenses incurred in the negotiation, preparation, or performance of this Agreement. Seller shall be solely responsible for any taxes, fees, or commissions due to any third party or governmental body arising from the transactions contemplated by this Agreement, including without limitation any fees payable to any registrar to effect the transfer of ownership and registration of the Domain Names.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the Effective Date.

Internet REIT, Inc.
By:	/s/ Craig Snyder
Craig Snyder
Title: CEO
Date: June 14, 2007

Tucows.com Co.
By:	/s/ Elliot Noss
Elliot Noss
Title: President & CEO
Date: June 14, 2007

Tucows Domain Holdings Co.
By:	/s/ Elliot Noss
Elliot Noss
Title: President & CEO
Date: June 14, 2007

Mailbank Nova Scotia Co.
By:	/s/ Elliot Noss
Elliot Noss
Title: President & CEO
Date: June 14, 2007